                                  EXHIBIT 23(a)

                              ACCOUNTANT'S CONSENT

      We have issued our report dated October 30, 2003, accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended September 30, 2003. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 regarding the 2003 Stock Option and Incentive Plan.

/s/ Grant Thornton LLP

Cincinnati, Ohio
September 15, 2004